PRO FORMA COMBINED BALANCE SHEET

On April 24, 2014, Oro Capital Corp. (the “Company”), a public reporting company without any business or operating activities, issued 16,000,000 unregistered shares of common stock in exchange for 100% equity interest in Synergy Strips Corp (“Synergy”), in connection with the merger of Synergy Merger Sub, Inc., a wholly-owned subsidiary of the Company, with an into Synergy, with Synergy as the surviving corporation.  This merger transaction resulted in the shareholders of Synergy obtaining a minority voting interest in the Company.  Accounting principles generally accepted in the United States of America require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes, resulting in a reverse acquisition.  Accordingly, the stock exchange transaction has been accounted for as the recapitalization of the Company.

The following Pro Forma Combined Balance Sheet gives effect to the aforementioned reverse acquisition based on the assumptions and adjustments set forth in notes thereto, which management believes are reasonable.  The Pro Forma Combined Balance Sheet represents the combined financial position of the Company as of January 31, 2014, and of Synergy as of December 31, 2013, as if the reverse acquisition had occurred on January 31, 2014.  This unaudited Pro Forma Combined Balance Sheet should be read in conjunction with the audited historical financial statements and related notes of Synergy that are included in this filing as Exhibit 99.1 and of the Company that are incorporated herein by reference to the Form 10-K filed April 24, 2014, for the fiscal year ended January 31, 2014.

The Unaudited Pro Forma Combined Balance Sheet is presented for illustrative purposes only and is not necessarily indicative of the position of the Company that would have been achieved if the reverse acquisition had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the Company’s future financial position.

ORO CAPITAL CORP. (CONSOLIDATED)
Unaudited Pro Forma Combined Balance Sheet
(Amounts expressed in US dollars)

	Synergy Strips Corp.	Oro Capital Corp.	Pro Forma		Consolidated
	June 30, 2013	July 31, 2013	Adjustments		July 31, 2013
Assets
Current Assets
Cash	$—	$33,908	$—		$33,908
Prepaid	—	—	—		—
Total current assets	—	33,908	—		33,908

Total Assets	$—	$33,908	$—		$33,908

Liabilities and Stokholders' Deficit
Current Liabilities
Accounts payable	$4,276	$3,000	$—		$7,276
Accounts payable – related party	—	—	—		—
Due to Directors	—	20,691	—		20,691
Total current liabilities	4,276	23,691	—		27,967

Stockholders’ Equity
Common Stock	3	60	(60	)(a)	3
Subscription receivable	(3)	—	—		(3)
Additional paid-in capital	—	58,405	(58,405	)(b)	—
Accumulated deficit	(4,276)	(48,248)	58,465	(c)	5,941
Total stockholders' deficit	(4,276)	10,217	—		5,941
Total Liabilities and Stockholders’ Equity	$—	$33,908	$—		$33,908

(a) To eliminate common stock of Oro Capital Corp
(b) To eliminate additional paid-in capital of Oro Capital Corp
(c) To consolidate additional paid-in capital of Oro Capital Corp into Synergy Strips Corp

ORO CAPITAL CORP. (CONSOLIDATED)
Unaudited Pro Forma Combined Statement of Operations
(Amounts expressed in US dollars)

	Synergy Strips Corp	Oro Capital Corp.	Pro Forma	Oro Capital Corp.	Synergy Strips Corp	Oro Capital Corp.	Pro Forma	Oro Capital Corp.
	Six Months Ended	Six Months Ended	Adjustments	Six Months Ended	Year Ended	Year Ended	Adjustments	Year Ended
	December 31, 2013	January 1, 2014		January 1, 2014	June 30, 2013	July 31, 2013		July 31, 2013
Revenue
Sales	$10,783	$—	$—	$10,783	$—	$—	—	—
Cost of goods sold	6,323	—	—	6,323	—	—	—	—
Gross Profit	4,460	—	—	4,460	—	—	—	—

Operating Expenses
Promotional and marketing	50	—	—	50	185	—	—	185
General and administrative	21,304	1,748	—	23,052	706	1,583	—	2,289
Travel	18,443	—	—	18,443	385	—	—	385
Professional fees	3,000	6,700	—	9,700	3,000	5,700	—	8,700
Consulting fees	11,200	14,000	—	25,200	—	3,000	—	3,000
Exploration	—	4,400	—	4,400	—	8,500	—	8,500
Rent	—	1,500	—	1,500	—	3,000	—	3,000
Total operating expenses	53,997	28,348	—	82,345	4,276	21,783	—	26,059

Net operating (loss)	(49,537)	(28,348)	—	(77,885)	(4,276)	(21,783)	—	(26,059)

Other expense
Imputed interest	—	740		740	—	1,418		1,418

Net (Loss)	$(49,537)	$(29,088)	$—	$(78,625)	$(4,276)	$(23,201)	—	(27,477)